EXHIBIT 10.18

FIRST AMENDMENT TO
CORE LABORATORIES N.V.
1995 LONG-TERM INCENTIVE PLAN
(As Amended and Restated Effective as of May 29, 1997)

WHEREAS, CORE LABORATORIES N.V. (the "Company") has heretofore adopted the CORE LABORATORIES N.V. 1995 LONG-TERM INCENTIVE PLAN (As Amended and Restated Effective as of May 29, 1997) (the "Plan"); and

WHEREAS, the Company desires to amend the Plan in certain respects;

NOW, THEREFORE, the Plan shall be amended as follows:

1. The first sentence of Section 4 of the Plan shall be deleted and replaced with the following:

         "There shall be available for Awards granted wholly or partly in Common Shares (including rights or options which may be exercised for or settled in Common Shares) during the term of this Plan an aggregate of 5,400,000 Common Shares, subject to adjustment as provided in
         Section 14."

2. This amendment to the Plan set forth in paragraph 1 hereof shall be effective as of May 25, 2000, provided that this amendment to the Plan is approved by the shareholders of the Company at the 2000 annual meeting of the Company's shareholders.

3.       As amended hereby, the Plan is specifically ratified and reaffirmed.